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                       IMPERIAL HOLLY CORPORATION
                        BENEFIT RESTORATION PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AUGUST 1, 1990)

                            FIRST AMENDMENT

          Imperial Holly Corporation, a Texas corporation (the "Company"), pursuant to the authorization of the Board of Directors of the Company and in accordance with the provisions of
Section 6.2 of the Imperial Holly Corporation Benefit Restoration Plan, as amended and restated effective August 1, 1990 (the "Plan"), hereby amends the Plan, effective August 1, 1990 as follows:

          1. Section 4.2, paragraph (b) of the Plan is hereby amended to read hereafter as follows:

          "(b) Payment Date. The lump sum payment of the Retirement Plan Restoration Benefit payable under this Plan shall be made within thirty days after the Participant's retirement, death or other termination of employment with the Company or another Participating Employer."

          2. Section 4.3 of the Plan is hereby amended to read hereafter as follows:

          "4.3 Vesting. A Participant shall become vested in the Retirement Plan Restoration Benefits payable under Section
     4.1 at the same time as any such retirement benefits would have become vested under the Retirement Plan or upon a Change in Control of the Company. Notwithstanding the provisions of this paragraph 4.3, the Committee may authorize the Company to enter into a Benefit Restoration Agreement with any specific Participant which provides for full vesting of benefits under this Plan regardless of vesting under the Retirement Plan."

          3. Section 4.9 of the Plan is hereby amended to read hereafter as follows:

          "4.9 Nonalienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No right or benefit hereunder shall be in any manner payable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits."

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          IN WITNESS WHEREOF the Company has caused this
Amendment to be executed by its duly authorized officers this 4th day of June, 1991, but effective as of August 1, 1990.

                              IMPERIAL HOLLY CORPORATION

                              By:_______________________
                                   Robert C. Hanna,  President
                                   and Chief Executive Officer
ATTEST:

____________________
Secretary

[SEAL]